Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports First Quarter Fiscal 2021 Financial Results

Westminster, MA – August 13, 2020 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the first quarter ended June 30, 2020. Fiscal 2021 first quarter sales were $3.3 million compared to $4.3 million in the first quarter of fiscal 2020. The Company recorded a net loss of $116,000 in the first quarter of fiscal 2021, compared to net income of $221,000 in the first quarter of fiscal 2020.

“As we discussed at the end of fiscal 2020, we have learning-curve challenges on a limited number of projects in the manufacturing schedule, resulting in an unfavorable financial impact. These projects as well as an unfavorable mix of other lower-margin projects contributed to our net loss in the first quarter of fiscal 2021,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “The project mix also contributed to slower project turnover, dampening revenue during the first quarter. We do, however, expect overall improvement in revenues and margins during the remainder of fiscal 2021.”

“The Company’s sales order backlog was $14.4 million on June 30, 2020 compared with $16.8 million on March 31, 2020.” stated Mr. Shen. “We continue to replenish backlog as we booked over $4.0 million of new orders in the month of July.”

First Quarter of Fiscal 2021 Financial Results

•	Net sales were $3.3 million or 24% lower when compared to $4.3 million in the same quarter a year ago.
•	Cost of sales were 20% lower than the same quarter a year ago, primarily due to lower revenues.
•	Gross profit was $0.7 million, down $0.4 million from the same quarter last year.
•	Gross margin was 21.2%, down from 25.6% in the first quarter of fiscal 2020 due to slower project turnover.
•	Operating loss was $96,000, compared to operating income of $368,000 in the same period a year ago.
•	Net loss was $116,000, compared to net income of $221,000 for the same period a year ago.
•	EBITDA, a non-GAAP financial measure, was $74,000, compared to $577,000 in the same period last year.

Financial Position

At June 30, 2020, TechPrecision had $1.8 million in cash and cash equivalents, an increase of $0.9 million since March 31, 2020.

On April 3, 2020, as a precautionary measure due to the outbreak of the COVID-19 pandemic, we drew down $1.0 million under our existing revolver loan with Berkshire Bank, which was repaid in full on June 30, 2020. In addition, on May 8, 2020, the Company issued a promissory note evidencing an unsecured loan in the amount of $1.3 million under the Paycheck Protection Program, or the PPP. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act and is administered by the U.S. Small Business Administration. The loan was made through Berkshire Bank, and the Company received $1.3 million of proceeds on May 11, 2020.

Working capital was $6.4 million compared to working capital of $5.6 million at March 31, 2020. The Company has access to additional capital via the existing revolver loan should management determine it needs to bolster liquidity as the Company manages through the effects of the pandemic.

COVID-19 Update

At the end of March of 2020, the outbreak of coronavirus (COVID-19) had spread worldwide as a pandemic. The full extent of the outbreak, related business and travel restrictions and changes to social behavior intended to reduce its spread remain uncertain as the health crisis continues to evolve in the U.S. and abroad. The directives imposed by federal, state and local governments did not impair our ability to maintain operations during the fourth quarter of fiscal 2020 or the first quarter of fiscal 2021 as the Company was designated an “Essential Service.” However, the pandemic has negatively affected the Company’s customers, suppliers and labor force, resulting in a number of inspection and approval delays for certain projects caused by new or enhanced mandated safety precautions. Accordingly, as conditions continue to change as a result of the COVID-19 outbreak, the impact on our operations and financial results for the remainder of fiscal 2021 remains uncertain.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on August 13, 2020. To participate in the live conference call, please dial 1-844-602-0380 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-298-0970. When prompted, reference TechPrecision.

A replay will be available until August 27, 2020. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 36331. The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/36331.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,802,039	$930,856
Accounts receivable, net	916,529	990,300
Contract assets	5,197,463	4,504,621
Raw materials	558,357	561,572
Work-in-process	739,090	656,041
Other current assets	418,890	606,151
Total current assets	9,632,368	8,249,541
Property, plant and equipment, net	4,055,392	4,182,861
Deferred income taxes	2,152,840	2,115,480
Other noncurrent assets, net	21,369	32,600
Total assets	$15,861,969	$14,580,482

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$555,979	$185,065
Accrued expenses	1,528,531	1,554,524
Contract liabilities	516,337	805,049
Current portion of long-term debt	621,251	109,829
Total current liabilities	3,222,098	2,654,467
Long-term debt	3,231,247	2,456,560
Commitments and contingent liabilities (Note 13)
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,398,662 and 29,354,594 shares issued and outstanding, at June 30, 2020 and March 31, 2020	2,939	2,935
Additional paid in capital	8,848,558	8,793,062
Accumulated other comprehensive income	21,591	21,688
Retained earnings	535,536	651,770
Total stockholders’ equity	9,408,624	9,469,455
Total liabilities and stockholders’ equity	$15,861,969	$14,580,482

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

	Three months ended June 30,
	2020	2019
Net sales	$3,282,525	$4,334,268
Cost of sales	2,585,511	3,224,767
Gross profit	697,014	1,109,501
Selling, general and administrative	793,362	741,413
(Loss) income from operations	(96,348)	368,088
Other income	652	19,430
Interest expense	(57,898)	(76,523)
Total other expense, net	(57,246)	(57,093)
(Loss) income before income taxes	(153,594)	310,995
Income tax expense	(37,360)	90,218
Net (loss) income	$(116,234)	$220,777
Other comprehensive loss:
Foreign currency translation adjustments	(97)	(179)
Other comprehensive loss, net of tax	(97)	(179)
Comprehensive (loss) income	$(116,331)	$220,598
Net (loss) income per share – basic	$(0.01)	$0.01
Net (loss) income per share – diluted	$(0.01)	$0.01
Weighted average number of shares outstanding – basic	29,359,921	29,253,495
Weighted average number of shares outstanding – diluted	29,359,921	30,711,007

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(116,234)	$220,777
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	169,237	190,005
Amortization of debt issue costs	15,141	10,741
Stock based compensation expense	55,500	30,625
Change in contract loss provision	(64,699)	120,393
Deferred income taxes	(37,360)	90,218
Changes in operating assets and liabilities:
Accounts receivable	73,771	144,381
Contract assets	(692,842)	1,517,221
Inventories	(79,834)	38,517
Other current assets	187,261	78,219
Accounts payable	370,914	(342,639)
Accrued expenses	38,614	5,915
Contract liabilities	(288,712)	(401,097)
Net cash (used in) provided by operating activities	(369,243)	1,703,276
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(41,768)	(10,200)
Net cash used in investing activities	(41,768)	(10,200)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs	(8,282)	--
Proceeds from payroll protection program	1,317,100	--
Proceeds from revolver loan	1,000,000	--
Repayment of revolver loan	(1,000,000)	--
Repayment of long-term debt	(26,618)	(199,533)
Net cash provided by (used in) financing activities	1,282,200	(199,533)
Effect of exchange rate on cash and cash equivalents	(6)	164
Net increase in cash and cash equivalents	871,183	1,493,707
Cash and cash equivalents, beginning of period	930,856	2,036,646
Cash and cash equivalents, end of period	$1,802,039	$3,530,353

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net (Loss) Income

The following table provides a reconciliation of EBITDA to net (loss) income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

(dollars in thousands)	June 30, 2020	June 30, 2019	Change Amount
Net (loss) income	$(116)	$221	$(337)
Income tax (benefit) expense	(37)	90	(127)
Interest expense (1)	58	76	(18)
Depreciation	169	190	(21)
EBITDA	$74	$577	$(503)

(1)	Includes amortization of debt issue costs.

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